                                                                    EXHIBIT 2.10



                         Real Estate Matters Agreement


                                    between



                            Hewlett-Packard Company


                                      and


                          Agilent Technologies, Inc.



                             ______________, 1999

                               TABLE OF CONTENTS
                                                                                 Page
                                                                                 ----
ARTICLE I PROPERTY IN THE UNITED STATES..........................................   1

  Section 1.1   Owned Property...................................................   1
  Section 1.2   Leased Property..................................................   1
  Section 1.3   Sublease Properties..............................................   2
  Section 1.4   New Lease Properties.............................................   2
  Section 1.5   Obtaining the Lease Consents.....................................   2
  Section 1.6   Occupation by Agilent............................................   3
  Section 1.7   Obligation to Complete...........................................   4
  Section 1.8   Form of Transfer.................................................   5
  Section 1.9   Casualty; Lease Termination......................................   6
  Section 1.10  Tenant's Fixtures and Fittings...................................   6
  Section 1.11  Services.........................................................   6
  Section 1.12  Adjustments......................................................   6
  Section 1.13  Costs............................................................   7

ARTICLE II PROPERTY OUTSIDE THE UNITED STATES....................................   7

ARTICLE III MISCELLANEOUS........................................................   8

  Section 3.1   Entire Agreement.................................................   8
  Section 3.2   Governing Law....................................................   8
  Section 3.3   Notices..........................................................   8
  Section 3.4   Parties in Interest..............................................   8
  Section 3.5   Counterparts.....................................................   8
  Section 3.6   Binding Effect; Assignment.......................................   8
  Section 3.7   Severability.....................................................   9
  Section 3.8   Failure or Indulgence Not Waiver.................................   9
  Section 3.9   Amendment........................................................   9
  Section 3.10  Authority........................................................   9
  Section 3.11  Interpretation...................................................   9

ARTICLE IV DEFINITIONS...........................................................   9

                         REAL ESTATE MATTERS AGREEMENT

     This Real Estate Matters Agreement (this "Agreement") is entered into on _________, 1999 between Hewlett-Packard Company, a Delaware corporation ("HP"), and Agilent Technologies, Inc., a Delaware corporation ("Agilent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

                                   RECITALS

     WHEREAS, HP has transferred or will transfer to Agilent effective as of the Separation Date, substantially all of the business and assets of the Agilent Business owned by HP in accordance with the Master Separation and Distribution Agreement dated as of ____________, 1999 between the parties (the "Separation Agreement").

     WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                         PROPERTY IN THE UNITED STATES

     SECTION 1.1  Owned Property

     (a) HP shall convey or cause its applicable Subsidiary to convey each of the Owned Properties (together with all rights and easements appurtenant thereto) to Agilent, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such conveyance shall be completed on the Separation Date.

     (b) Subject to the completion of the conveyance to Agilent of the relevant Owned Property, with respect to each Owned Property which is a Leaseback Property, Agilent shall grant to HP a lease of that part of the relevant Owned Property identified in the Colocation Sites Spreadsheet and HP shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Owned Property to Agilent.

     SECTION 1.2  Leased Property

     (a) HP shall assign or cause its applicable Subsidiary to assign, and Agilent shall accept and assume, HP's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Separation Date; and (ii) the earlier of
(A) the tenth (10th) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 1.7(a) below.

     (b) Subject to the completion of the assignment to Agilent of the relevant Leased Property, with respect to each Leased Property which is also a Leaseback Property, Agilent shall grant to HP a sublease of that part of the relevant Leased Property identified in the Colocation Sites Spreadsheet and HP shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Leased Property to Agilent.

     SECTION 1.3  Sublease Properties

     HP shall grant or cause its applicable Subsidiary to grant to Agilent a sublease of that part of the relevant Sublease Property identified in the Colocation Sites Spreadsheet and Agilent shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such sublease shall be completed on the later of:
(a) the Separation Date; and (b) the earlier of (i) the tenth (10th) business day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 1.7(a) below.

     SECTION 1.4  New Lease Properties

     HP shall grant or cause its applicable Subsidiary to grant to Agilent a lease of those parts of the New Lease Properties identified in the Colocation Sites Spreadsheet and Agilent shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such lease shall be completed on the Separation Date.

     SECTION 1.5  Obtaining the Lease Consents

     (a) Except with respect to any Properties which the parties agree should be dealt with by the Service Level Agreements referred to in Section 1.11 below, HP confirms that, with respect to each Leased Property, Sublease Property and Leaseback Property which is a Leased Property, an application has been made or will be made by the Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

     (b) HP and Agilent will each use their reasonable commercial efforts to obtain the Lease Consents, but HP shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall HP be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

     (c) Agilent and HP will promptly satisfy the lawful requirements of the Landlord, and Agilent will take all steps to assist HP in obtaining the Lease Consents, including, without limitation:

          (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

          (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Agilent as tenant under the Relevant Lease, and otherwise taking all steps which are necessary and which Agilent is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

          (iii) using all reasonable commercial efforts to assist HP with obtaining the Landlord's consent to the release of any guarantee, surety or other security which HP or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.5(c)(ii) above, Agilent shall not be required to obtain a release of any obligation entered into by HP or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Agilent shall not communicate directly with any of the Landlords unless Agilent can show HP reasonable grounds for doing so.

     (d) If, with respect to any Leased Properties, HP and Agilent are unable to obtain a release by the Landlord of any guarantee, surety or other security which HP or its Subsidiary has previously provided to the Landlord, Agilent shall indemnify, defend, protect and hold harmless HP and its Subsidiary from and after the Separation Date against all losses, costs, claims, damages, or liabilities incurred by HP or its Subsidiary as a result of such guarantee, surety or other security.

     SECTION 1.6  Occupation by Agilent

     (a) Subject to compliance with Section 1.6(b) below, in the event that the Actual Completion Date for any Leased Property or Sublease Property does not occur on the Separation Date, Agilent shall, commencing on the Separation Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in HP's Lease (as to Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Sublease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 1.2(a) and 1.3 unless an enforcement action or forfeiture by the relevant Landlord due to Agilent's occupation of the Property constituting a breach of HP's Lease cannot, in the reasonable opinion of HP, be avoided other than by requiring Agilent to immediately vacate the relevant Property, in which case HP may by notice to Agilent immediately require Agilent to vacate the relevant Property. Agilent will be responsible for all costs, expenses and liabilities incurred by HP or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by HP or its Subsidiary as a result of any enforcement action taken by the Landlord against HP or its Subsidiary with respect to any breach by HP or its Subsidiary of the Relevant Lease in permitting Agilent to so occupy the Property without obtaining the required Lease Consent, for which HP or its Subsidiary shall be solely responsible. Agilent shall not be entitled to make any claim or demand against, or obtain reimbursement from, HP or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Agilent as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Agilent.

     (b) In the event that the Actual Completion Date for any Leased Property or Sublease Property does not occur on the Separation Date, whether or not Agilent occupies a Property as licensee as provided in Section 1.6(a) above, Agilent shall, effective as of the Separation Date, (i) pay HP all rents, service charges, insurance premiums and other sums payable by HP or its applicable Subsidiary under any Relevant Lease (as to Leased Properties) or under the Sublease Form (as to Sublease Properties), (ii) observe the tenant's covenants, obligations and conditions contained in HP's Lease (as to Leased Properties) or in the Sublease Form (as to Sublease Properties) and (iii) indemnify, defend, protect and hold harmless HP and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Agilent.

     (c) HP shall supply promptly to Agilent copies of all invoices, demands, notices and other communications received by HP or its or its applicable Subsidiaries or agents in connection with any of the matters for which Agilent may be liable to make any payment or perform any obligation pursuant to Section 1.6(b), and shall, at Agilent's cost, take any steps and pass on any objections which Agilent may have in connection with any such matters. Agilent shall promptly supply to HP any notices, demands, invoices and other communications received by Agilent or its agents from any Landlord while Agilent occupies any Property without the relevant Lease Consent.

     SECTION 1.7  Obligation to Complete

     (a) If, with respect to any Leased Property or Sublease Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, HP and Agilent shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

     (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 1.7(a), HP may by written notice to Agilent elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Agilent for the remainder of the Relevant Lease term less three (3) days at a rent equal to the rent from time to time under the

Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If HP makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 1.6 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, HP shall sublease or cause its applicable Subsidiary to sublease to Agilent the relevant Property in accordance with Section 1.3.

     (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.7(a) and HP does not make an election pursuant to
Section 1.7(b) above, HP may elect by written notice to Agilent to require Agilent to vacate the relevant Property immediately or by such other date as may be specified in the notice served by HP (the "Notice Date"), in which case Agilent shall vacate the relevant Property on the Notice Date but shall indemnify HP and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which Agilent vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by HP or its Subsidiary with respect to any enforcement action taken by the Landlord against HP or its Subsidiary with respect to any breach by HP or its Subsidiary of the Relevant Lease in permitting Agilent to so occupy the Property without obtaining the required Lease Consent. Agilent shall not be entitled to make any claim or demand against or obtain reimbursement from HP or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Agilent as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Agilent.

     SECTION 1.8  Form of Transfer

     (a) The transfer or assignment to Agilent of each relevant Owned Property and Leased Property shall be in substantially the form attached in Schedule 1 or 2, as applicable, with such amendments as are reasonably required by HP with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Agilent contained in the relevant Lease Consent or any other document which Agilent is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Agilent and any guarantor or surety of Agilent's obligations of direct obligations to HP or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

     (b) The subleases to be granted to Agilent with respect to the Sublease Properties shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld or delayed.

     (c) The leases and subleases to be granted by Agilent to HP with respect to the Leaseback Properties shall be substantially in the form of the Lease Form or the Sublease Form, as applicable, with such amendments as are, in the reasonable opinion of HP, necessary with respect to a particular Property. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld.

     (d) The leases to be granted to Agilent with respect to the New Lease shall be substantially in the form of the Lease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld or delayed.

     SECTION 1.9  Casualty; Lease Termination

     The parties hereto shall grant and accept transfers, assignments, leases or subleases of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to HP's obligations in Section 5.6 of the Separation Agreement, in the event that HP's Lease with respect to a Leased Property or a Sublease Property is terminated prior to the Separation Date, (a) HP shall not be required to assign or sublease such Property, (b) Agilent shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

     SECTION 1.10 Tenant's Fixtures and Fittings

     The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property (excluding any trade fixtures and personal property owned by third parties).

     SECTION 1.11 Services

     (a) HP and Agilent each agree that, on or about the Separation Date, they shall each enter into a Service Level Agreement with the other whereby, with respect to each of the Sublease Properties, the New Lease Properties and the Leaseback Properties, each party shall agree to supply to, or perform for the benefit of, the other party (and the other party shall accept) such Real Estate Services as each party currently supplies to or performs for the benefit of the other with respect to such Properties, on the same terms and conditions as currently apply, and at the cost and other terms as set forth in the Service Level Agreements.

     (b) Notwithstanding anything to the contrary herein, the parties agree and acknowledge that there may be circumstances in which the parties mutually agree that a formal lease or sublease will not be entered into in order to establish shared occupancy of a Property, in which case such occupancy shall be (and the Service Level Agreement referenced in Section 1.11(a) above shall provide that the applicable party may occupy the relevant Property) on the terms and conditions set forth in Sections 2-28 of the Lease Form or the terms and conditions set forth in Sections 3 through the first sentence of Section 17 of the Sublease Form, respectively.

     SECTION 1.12 Adjustments

     (a) HP and Agilent each acknowledge and agree that Additional Properties may be acquired by HP prior to the Separation Date. Such Additional Properties shall be treated hereunder as Owned Properties, Leased Properties, Sublease Properties, New Lease Properties and/or Leaseback Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Agilent Business or HP's other businesses. In the event that the parties are unable to agree by the Separation Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 1.7(a) above. In the event that the parties are unable to agree within ten (10) business days of the Separation Date as to the allocation of an Additional Property, the matter in dispute shall be determined in accordance with the following guidelines:

          (i) Properties which are occupied as to fifty percent (50%) or more of the total area for the purposes of the Agilent Business shall be treated as Owned Properties or Leased Properties (as appropriate) and the part which is not occupied by the Agilent Business or a third party shall be treated as a Leaseback Property; and

          (ii) Properties which are occupied as to less than fifty percent (50%) for the purposes of the Agilent Business shall be treated as Sublease Properties or New Lease Properties (as appropriate).

     (b) Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination.

     (c) HP and Agilent each acknowledge and agree that their respective requirements with regard to each of the Properties may alter between the date of this Agreement and the Separation Date, in which case the parties may mutually agree in writing to re-characterize the relevant Property as an Owned Property, Leased Property, Sublease Property, New Lease Property and/or Leaseback Property as appropriate.

     SECTION 1.13  Costs

     HP shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of HP's Leases. HP shall also pay all reasonable costs and expenses in connection with the transfer of the Owned Properties and Leased Properties, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of the transfers.


                                  ARTICLE II

                      PROPERTY OUTSIDE THE UNITED STATES

     With respect to each of the properties located outside the United States listed in the Owned and Leased Property Spreadsheet and the Colocation Sites Spreadsheet, as well as any additional properties acquired by HP or a Subsidiary prior to the Separation Date, HP and Agilent shall each enter into (if necessary) or procure that its relevant Subsidiary enter into an agreement with the other party or such Subsidiary of the other party as the other party may direct whereby the parties thereto agree to transfer, assign, lease, sublease, or leaseback, as the case may be, such property, as specified in such spreadsheets in accordance with the Non-US Plan (or with respect to any additional properties, in the manner agreed upon by the parties in accordance with the applicable agreement). Such transfers, assignments, leases, subleases or leasebacks shall, so far as the law in the jurisdiction in which such property is located permits, be on terms and conditions substantially the same as the terms and conditions of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     SECTION 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

     SECTION 3.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

     SECTION 3.4 Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 3.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     SECTION 3.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. The Schedules and/or Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

     Section 3.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 3.8 Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 3.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 3.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 3.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.


                                  ARTICLE IV

                                  DEFINITIONS

     The following terms, as used herein, shall have the following meanings:

Actual Completion Date means, with respect to each Property, the date upon which completion of the transfer, assignment, lease or sublease of that Property actually takes place.

Additional Properties means any leased or owned properties acquired by HP in the United States after the date of the Separation Agreement and before the Separation Date.

Colocation Sites Spreadsheet means the spreadsheet prepared by HP entitled "Colocation Sites" dated July 20, 1999, as updated from time to time prior to the Separation Date by mutual written agreement of the parties.

HP's Lease means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which HP or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

Landlord means the landlord under HP's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under HP's Lease.

Lease Consents means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Agilent or to sublease the Sublease Properties to Agilent or to sublease the Leaseback Properties to HP.

Lease Form means the form lease attached hereto as Schedule 4.

Leaseback Properties means each of (a) those Owned Properties located in the United States identified as "Owned" and listed in the "Leaseback Properties" area of the Colocation Sites Spreadsheet, with respect to part of which Agilent is to grant a lease to HP and (b) those Leased Properties located in the United States identified as "Leased" and listed in the "Leaseback Properties" area of the Colocation Spreadsheet, with respect to part of which Agilent is to grant a sublease to HP.

Leased Properties means those Properties located in the United States identified as "Leased" and listed in the Owned and Leased Properties Spreadsheet.

New Lease Properties means those Properties located in the United States identified as "Owned" and listed in the "Sublease and New Lease Properties" area of the Colocation Sites Spreadsheet.

Owned and Leased Properties Spreadsheet means the spreadsheet prepared by HP entitled "Owned & Leased Properties to be Transferred" dated July 20, 1999, as updated from time to time prior to the Separation Date by mutual written agreement of the parties.

Owned Properties means those Properties located in the United States identified as "Owned" and listed in the Owned and Leased Properties Spreadsheet.

Property means the Owned Properties, the Leased Properties, the Sublease Properties, the New Lease Properties, the Leaseback Properties and the Additional Properties.

Real Estate Services means any services relating to the occupation or use of a Property or the carrying out of either the Agilent Business or HP's other businesses at a Property, including, without limitation, cleaning, garbage disposal, repair, maintenance, receptionist services, utilities, mail delivery, copying and facsimile services.

Relevant Leases means those of HP's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

Retained Parts means those parts of the Owned Properties and the Leased Properties which, following transfer or assignment to Agilent, are intended to be leased or subleased to HP and those parts of the Sublease Properties and the New Lease Properties which will not, and which are not intended to, be leased or subleased to Agilent in accordance with this Agreement.

Sublease Form means the form sublease attached hereto as Schedule 3.

Sublease Property means those Properties located in the United States identified as "Leased" and listed in the "Sublease and New Lease Properties" area of the Colocation Sites Spreadsheet.


                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                    HEWLETT-PACKARD COMPANY


                                   By:
                                      _________________________________________
                                   Name:
                                   Title:  President and Chief Executive Officer


                                   AGILENT TECHNOLOGIES, INC.

                                   By:
                                      _________________________________________
                                   Name:
                                   Title:  President and Chief Executive Officer

                                  Schedule 1
                                  ----------

                      Form Transfer for Owned Properties

                                  Schedule 2
                                  ----------

                      Form Transfer for Leased Properties

                                  Schedule 3
                                  ----------

                     Form Sublease for Sublease Properties
                        and Leased Leaseback Properties

                                  Schedule 4
                                  ----------

                      Form Lease for New Lease Properties
                        and Owned Leaseback Properties

                                      -4-